Exhibit 99.4

Amesite and NAFEO Announce Major Collaboration to
Provide Professional Learning Support to Historically Black
Colleges and Universities

DETROIT, Aug. 29, 2022 (GLOBE NEWSWIRE) -- Amesite Inc., (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announces it has partnered with the National Association for Equal Opportunity in Higher Education (NAFEO) to deliver a complete Enterprise Learning Community Environment® (LCESM) for Historically Black Colleges and Universities (HBCUs).

NAFEO’s LCESM will deliver everything from first outreach in learner enrollment to certificates of completion – in one streamlined system – allowing HBCUs to expand partnerships with business, academic, and community organizations to identify and address professional skills gaps, as well as support upskilling needs of expanding alumni markets. The best-in-class, AI-powered LCESM will be offered to NAFEO’s membership for their use in scaling learning programs with efficiency and effectiveness.

Lezli Baskerville, Esq., CEO of NAFEO, stated, “For 53 years, NAFEO has championed the interests of HBCUs in the legislative, executive, and judicial branches of government, before international organizations, and with heads of state. With this collaboration, NAFEO will leverage its deep ties in government, academia, and philanthropy, to scale offerings by HBCUs for professional learners who so critically need them. Amesite is uniquely capable of supporting this mission because of their technology, services, and track record. Their LCESM can support NAFEO and its partner HBCUs in delivering their own branded and sustainable programs to reach millions of learners around the globe.”

●	NAFEO is “the voice for blacks in higher education,” as the nation’s only membership and advocacy association for the 106 public, private and land-grant, 2-and 4-year, graduate, and professional Historically Black Colleges and Universities and 80 Predominantly Black Institutions.

●	NAFEO members enroll more than 700,000 students, they have 72,000 faculty, and 7 million alumni worldwide.

●	HBCUs have a $15 billion short-term economic impact.

●	HBCUs graduate 50% of African American public school education professionals and in excess of 40% of African Americans who earn advanced degrees in the sciences, technology, engineering, and mathematics (STEM); 60% of African American health professionals; 52% of African Americans in agriculture and sustainability disciplines, and 44% of African Americans with Communications Technology degrees.

Amesite Founder & CEO Dr. Ann Marie Sastry commented, “This collaboration will rely on the technology and service capability of our V5 platform to deliver professional learning for NAFEO’s partners at scale, remaining true to these storied universities’ missions, visions, and values and honoring their brands. Serving as NAFEO’s technology partner means that together, we will be able to deliver affordable learning programs at scale that are effective and sustainable for NAFEO and its HBCU member universities.”

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

About NAFEO

The National Association for Equal Opportunity in Higher Education (NAFEO) is the nation’s only national membership association of all of the nation’s Historically Black Colleges and Universities (HBCUs) and Predominantly Black Institutions (PBIs). Founded in 1969, by the presidents and chancellors of HBCUs and other equal educational opportunity institutions, NAFEO is a one of a kind membership association representing the presidents and chancellors of the public, private, independent, and land-grant, two-year, four-year, graduate and professional, HBCUs and PBIs. NAFEO is a voluntary, independent 501 (c ) (3) association. For more information, visit  www.nafeonation.org.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia
TraDigital IR
(917) 633-8980
christine@tradigitalir.com